Exhibit 10.4

SECOND AMENDMENT TO RENEWAL AGREEMENT

THIS SECOND AMENDMENT TO RENEWAL AGREEMENT (this “Second Amendment”), dated as of July 29, 2005, is between CNL HOTELS & RESORTS, INC. (f/k/a CNL Hospitality Properties, Inc.), a Maryland corporation (the “Company”), and CNL HOSPITALITY CORP., a Florida corporation (the “Advisor”). (Each a “Party”, and collectively the “Parties”). Defined terms used herein but not otherwise defined shall have the meanings ascribed to such terms in that certain Renewal Agreement, dated as of March 31, 2005, by and between the Parties (the “Renewal Agreement”).

R E C I T A L S:

WHEREAS, the Parties previously have entered into the Renewal Agreement; and

1)WHEREAS, Paragraph Three of the Renewal Agreement provided that i) in the event that the Parties cannot agree, after good faith negotiations, upon a new Rate on or before July 1, 2005 (the “Arbitration Date”), the Parties shall submit the determination of the Rate to binding arbitration, so long as such arbitration shall not be inconsistent with applicable law or the Company’s Articles of Amendment and Restatement, as amended (the “Charter”), and ii) if it is determined by the Company that arbitration is specifically inconsistent with applicable law or the Charter, the Company shall notify the Advisor in writing prior to July 1, 2005 (the “Notification Date”) and the Parties will negotiate in good faith to agree upon an alternative method to determine the new Rate; and

WHEREAS, the Parties agreed to extend until August 1, 2005 the Arbitration Date and the Notification Date under the terms of the First Amendment to Renewal Agreement, dated as of June 30, 2005 (the “First Amendment”); and

WHEREAS, the Parties desire to extend until September 1, 2005 the Arbitration Date and the Notification Date upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Parties agree as follows:

1. Paragraph Three of the Renewal Agreement (as amended by the First Amendment) is amended by deleting the reference to August 1, 2005 in each of the fifth and sixth sentences and replacing such date with September 1, 2005.

2. Except as amended above, the Renewal Agreement shall remain in full force and effect.

3. This Second Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall constitute a single instrument.

SIGNATURES APPEAR ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the Parties have duly executed this Second Amendment as of the date and year first above written.

CNL HOTELS & RESORTS, INC.
(f/k/a Cnl Hospitality Properties, Inc.)
By:	/s/ C. Brian Strickland
Name: C. Brian Strickland
Its: Executive Vice President

CNL HOSPITALITY CORP.

By:	/s/ James M. Seneff
Name: James M. Seneff
Its: Director and Chairman